                                                                     Exhibit 9.1

                            FORM OF VOTING AGREEMENT

   This Voting Agreement ("Agreement") is entered into as of December 15, 2000, by and between NVIDIA Corporation, a Delaware corporation (the "Purchaser"),
and                      ("Shareholder").

                                    Recitals

   A. Shareholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of 3dfx Interactive, Inc., a California corporation (the "Company").

   B. The Purchaser, Titan Acquisition Corp. No. 2 and the Company are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), which provides (subject to the conditions set forth therein) for the purchase of certain assets of the Company by the Purchaser from the Company (the "Acquisition"). The Purchase Agreement also contemplates that the Company will be voluntarily winding up and dissolving (the "Winding Up and Dissolution") pursuant to the California Corporations Code following the consummation of the Acquisition.

   C. In order to induce the Purchaser to enter into the Purchase Agreement, Shareholder is entering into this Agreement. If Shareholder also serves as a director or officer of the Company, Shareholder is executing this Agreement solely in his individual capacity and not in his capacity as a director or officer of the Company.

                                   Agreement

   The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. Certain Definitions

   For purposes of this Agreement:

     (a) The terms "Acquisition Proposal" and "Acquisition Transaction" shall have the respective meanings assigned to those terms in the Purchase Agreement.

     (b) "Company Common Stock" shall mean the common stock, no par value per share, of the Company.

     (c) "Expiration Date" shall mean the earlier of the date upon which the Purchase Agreement is validly terminated, or the date upon which the Acquisition is consummated.

     (d) Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or
  (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

     (e) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

     (f) "Subject Company Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

     (g) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Purchaser; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Purchaser; or (iii) reduces such Person's beneficial ownership of such security.

Section 2. Transfer of Subject Company Securities and Voting Rights

   2.1 Restriction on Transfer of Subject Company Securities. Subject to
Section 2.3, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Company Securities to be effected.

   2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Company Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Company Securities.

   2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Company Common Stock by Shareholder (i) to any member of his immediate family, or to a trust for the benefit of Shareholder or any member of his immediate family, (ii) upon the death of Shareholder, (iii) if Shareholder is a partnership or limited liability company, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder or (iv) that Shareholder cannot prevent (it being understood that Shareholder shall use his or its best efforts to prevent transfers of Company Common Stock other than pursuant to clause "(i)" or "(iii)" of this sentence); provided, however, that a transfer referred to in clause "(i)" or "(iii)" of this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Purchaser, to be bound by the terms of this Agreement.

Section 3. Voting of Shares

   3.1 Voting Covenant. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by the Purchaser, Shareholder shall cause the Subject Company Securities to be voted:

     (a) in favor of the Acquisition, the approval of the Purchase Agreement and the principal terms thereof, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing;

     (b) in favor of the Winding Up and Dissolution;

     (c) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Purchase Agreement; and

     (d) against the following actions (other than the Acquisition, the Winding Up and Dissolution and the other actions contemplated by the Purchase Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company;
  (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition or any of the other transactions contemplated by the Purchase Agreement or this Agreement.

Prior to the earlier to occur of the valid termination of the Purchase Agreement or the consummation of the Acquisition, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", "(b)", "(c)" or "(d)" of the preceding sentence.

   3.2 Proxy; Further Assurances.

     (a) (i) Contemporaneously with the execution of this Agreement, Shareholder shall deliver to the Purchaser a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law at all times prior to the Expiration Date with respect to the shares referred to therein (the "Proxy"); and (ii) as soon as practicable after the execution of the Purchase Agreement (but in no event later than five (5) business days), Shareholder shall use best efforts to cause to be delivered to the Purchaser an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

     (b) Shareholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Purchaser the power to carry out and give effect to the provisions of this Agreement.

   3.3 Fiduciary Duties. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein, and shall not prohibit Shareholder from acting in his capacity as an officer or director of the Company in the manner required by Shareholder's fiduciary duties as an officer or director of the Company.

Section 4. Waiver of Dissenters' Rights

   Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any dissenters' rights and any similar rights relating to the Acquisition or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder.

Section 5. No Solicitation

   Subject to Section 3.3, Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall use best efforts to ensure that his or its Representatives (as defined in the Purchase Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any agreement or understanding contemplating or otherwise relating to any Acquisition Transaction. Shareholder shall immediately cease and discontinue, and Shareholder shall use best efforts to ensure that his or its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

Section 6. Representations and Warranties of Shareholder

   Shareholder hereby represents and warrants to the Purchaser as follows:

   6.1 Authorization, etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

   6.2 No Conflicts or Consents.

     (a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) to the best of the Shareholder's knowledge, conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Company Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his or its affiliates or properties is or may be bound or affected.

     (b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

   6.3 Title to Securities. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

   6.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Acquisition as if made on that date.

Section 7. Additional Covenants of Shareholder

   7.1 Further Assurances. From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as the Purchaser may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

   7.2 Legends. If requested by the Purchaser, immediately after the execution of this Agreement (and from time to time upon the acquisition by Shareholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Shareholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Shareholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

  THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF DECEMBER 15, 2000, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

Section 8. Miscellaneous

   8.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Shareholder in this Agreement shall survive for a period of one year following the Expiration Date.

   8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

   8.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     if to Shareholder:

       at the address set forth on the signature page hereof; and

     if to the Purchaser:

       NVIDIA Corporation
       3535 Monroe Street
       Santa Clara, CA 95051
       Attn: Chief Financial Officer
       Fax: (408) 615-2800

   8.4 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

   8.5 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

   8.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Company Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the Purchaser and its successors and assigns) any rights or remedies of any nature.

   8.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, the Purchaser shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither the Purchaser nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7, and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

   8.8 Non-Exclusivity. The rights and remedies of the Purchaser under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser under this Agreement, and the obligations and liabilities of Shareholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

   8.9 Governing Law; Venue.

     (a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     (b) In any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Santa Clara County, California. Shareholder:

       (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Santa Clara County, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

       (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

       (iii) agrees that each state and federal court located in Santa Clara County, California shall be deemed to be a convenient forum; and

       (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Santa Clara County, California, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.9 shall be deemed to limit or otherwise affect the right of the Purchaser to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

     (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

   8.10 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

   8.11 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   8.12 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   8.13 Waiver. No failure on the part of the Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Purchaser shall not be deemed to have waived any claim available to the Purchaser arising out of this Agreement, or any power, right, privilege or remedy of the Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   8.14 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

   In Witness Whereof, the Purchaser and Shareholder have caused this Agreement to be executed as of the date first written above.

                                          Nvidia Corporation

                                          By: _________________________________

                                          Shareholder

                                          Name:  ______________________________

                                          Address: ____________________________

                                          Facsimile: __________________________

Shares Held of Record  Options and Other Rights Additional Securities Beneficially Owned
---------------------  ------------------------ ----------------------------------------


                                   Exhibit A
                           Form of Irrevocable Proxy

   The undersigned shareholder (the "Shareholder") of 3dfx Interactive, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest
extent permitted by law) appoints and constitutes            ,             and
NVIDIA Corporation, a Delaware corporation (the "Purchaser"), and each of them, the attorneys and proxies of the Shareholder with full power of substitution and resubstitution, to the full extent of the Shareholder's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Shareholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Shareholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Shareholder with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Shares.

   This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Purchaser and the Shareholder (the "Voting Agreement"), and is granted in consideration of the Purchaser entering into the Asset Purchase Agreement, dated as of the date hereof, by and between the Purchaser, Titan Acquisition Corp. No. 2 and the Company (the "Purchase Agreement"). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

   The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Purchase Agreement or the closing of the transactions contemplated thereby (the "Acquisition") at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

     (i) in favor of the Acquisition, the approval of the Purchase Agreement and the principal terms thereof, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing; and

     (ii) in favor of the winding up and dissolution of the Company pursuant to the California Corporations Code following the consummation of the Acquisition (the "Winding Up and Dissolution");

     (iii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Purchase Agreement; and

     (iv) against the following actions (other than the Acquisition, the Winding Up and Dissolution and the other transactions contemplated by the Purchase Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company;
  (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition or any of the other transactions contemplated by the Purchase Agreement, or the Winding Up and Dissolution.

   The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

   Subject to the provisions of Section 2.3 of the Voting Agreement, this proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

   If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.


Dated: December   , 2000

                                          _____________________________________
                                          Name

                                          Number of shares of common stock of
                                          the Company owned of record as of
                                          the date of this proxy: _____________